                                  $100,000,000

                    % Convertible Subordinated Notes Due 2004

                                 NET.B@NK, INC.

                             UNDERWRITING AGREEMENT

                                                                   June __, 1999

BEAR, STEARNS & CO. INC.
BANCBOSTON ROBERTSON STEPHENS, INC.
RAYMOND JAMES & ASSOCIATES, INC.
KELTON INTERNATIONAL LTD.
as Underwriters
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York  10167

Ladies and Gentlemen:

      Net.B@nk, Inc., a corporation organized and existing under the laws of the State of Georgia (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters") an aggregate of $100,000,000 of its % Convertible Subordinated Notes Due 2004 (the "Firm Notes"). In addition, for the sole purpose of covering over-allotments in connection with the sale of the Firm Notes, the Company proposes to grant to the Underwriters an option to purchase up to an additional $15,000,000 of its % Convertible Subordinated Notes Due 2004 (the "Additional Notes"). The Firm Notes and any Additional Notes purchased by the Underwriters are referred to herein collectively as the "Notes". The Notes are more fully described in the Registration Statement referred to below.

      The Notes are to be issued pursuant to an indenture to be dated as of June __, 1999 (the "Indenture") between the Company and SunTrust Bank, Atlanta, as trustee (the "Trustee"), and will be convertible into shares of the Company's common stock, par value $.01 per share (the "Common Stock"), on the terms set forth in the Notes and the Indenture.

      The Notes will be registered under the Securities Act of 1933, as amended (the "Act"). Concurrent with the Notes offering and by means of a separate prospectus, the Company is offering 3,000,000 shares of Common Stock, plus an additional 450,000 shares of Common Stock to cover over-allotments by the underwriters for that offering (collectively, the "Shares"). The completion of the Notes offering and the Common Stock offering do not depend on one another.

      1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriters that:

            (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement and two amendments thereto, on Form S-3 (No. 333-77969), for the registration of the Notes under the Act. Such registration statement, including the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, as amended at the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A or Rule 434 of the Rules and Regulations of the Commission under the Act (the "Regulations"), is herein called the "Registration Statement". Any registration statement filed pursuant to Rule 462(b) of the Regulations is herein called the "462(b) Registration Statement", and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) or Rule 434 filing is required, is herein called the "Prospectus". The term "preliminary prospectus" as used herein means a preliminary prospectus as described in Rule 430 of the Regulations. Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the effective date of the Registration Statement, the date of such preliminary prospectus or the date of the Prospectus, as the case may be, and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the effective date of the Registration Statement, the date of such preliminary prospectus or the date of the Prospectus, as the case may be, that is incorporated therein by reference and (ii) any such document so filed. Neither the Commission nor the Blue Sky or securities authority of any jurisdiction has issued a stop order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any preliminary prospectus, the Prospectus, the Registration Statement or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement or suspending the registration or qualification of the Notes, nor, to the Company's knowledge, has any of such authorities instituted or threatened to institute any proceedings with respect to a stop order.

            (b) At the respective time of the effectiveness of the Registration Statement or any 462(b) Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission, when any document filed under the Exchange Act is filed and at the Closing Date and the Additional Closing Date, if any (as hereinafter respectively defined), the Registration Statement, any 462(b) Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and the Exchange Act and the respective rules and regulations thereunder and does not or will not contain an untrue statement of a material fact and does not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i), in the case of the Registration Statement, not misleading and (ii), in the case of the Prospectus, in the light of the circumstances under which they were made, not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and the Exchange Act and the respective rules and regulations thereunder and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus and any preliminary prospectus delivered to the Underwriters for use in connection with the registration of the Notes was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through Bear, Stearns & Co. Inc. as herein stated expressly for use in connection with the preparation thereof. If Rule 434 is used, the Company will comply with the requirements of Rule 434.

            (c) Deloitte & Touche LLP, who have certified certain of the financial statements and any supporting schedules included in the Registration Statement, are independent public accountants, as required by the Act and the Regulations.

            (d) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, there has been no material adverse change or any development involving a prospective material adverse change in the business, prospects, properties, operations, condition (financial or other), shareholders' equity or results of operations of either the Company or its sole subsidiary Net.B@nk, a federally-chartered stock savings bank (the "Bank") (the effect of each such change or development being referred to herein as a "Material Adverse Effect"), whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor the Bank has incurred or undertaken any liabilities or obligations, direct or contingent, that are material to the Company or the Bank, respectively, except for liabilities or obligations that are reflected in the Registration Statement and the Prospectus.

            (e) This Agreement and the transactions contemplated hereby have been duly and validly authorized by the Company, and this Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the

Company, enforceable against the Company in accordance with its terms. This Agreement conforms in all material respects to the descriptions hereof contained in the Prospectus.

            (f) The Indenture and the transactions contemplated thereby have been duly and validly authorized by the Company. The Indenture, when executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent (A) enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles and (B) the waiver contained in Section 4.8 of the Indenture may be deemed unenforceable; the Indenture has been (or will have been) duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Indenture conforms in all material respects to the descriptions thereof contained in the Prospectus and qualifies under the Trust Indenture Act.

            (g) The Notes have been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee and issued, sold and delivered in accordance with this Agreement and the Indenture, will have been duly and validly executed, authenticated, issued and delivered and will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms; and will be entitled to the benefits of the Indenture.

            (h) The execution, delivery and performance of this Agreement, the Indenture and the Notes (collectively, the "Transaction Documents") and the consummation of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) under, require approval or consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Bank, respectively, any agreement, instrument, franchise, license or permit to which either of the Company or the Bank is a party or by which any of the Company's or the Bank's respective properties or assets may be bound; or (ii) violate or conflict with any provision of the charter or by-laws of the Company or of the Bank; or (iii) violate any decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over either of the Company or the Bank or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over either of the Company or the Bank or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the issuance and sale of the Notes to be sold and distributed by the Company hereunder, except the registration under the Act of the Notes, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws or with the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution of the Notes by the Underwriters.

            (i) All of the outstanding shares of capital stock of the Company are duly and validly authorized and issued, fully paid and nonassessable, and none of such shares was issued in violation of or is now subject to any preemptive or similar rights. The Company had, at March 31, 1999, an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus. The Common Stock conforms to the description thereof contained in the Registration Statement and the Prospectus. Except as disclosed in or specifically contemplated by the Registration Statement and the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, obligations, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company. The outstanding stock options relating to the Common Stock have been duly authorized by the Board of Directors of the Company or a committee thereof and conform to the descriptions thereof contained in the Registration Statement and the Prospectus. Other than the Bank, the Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any ownership interest in any partnership, joint venture or other association. All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times duly registered under the Act or were exempt from the registration requirements of the Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or Blue Sky laws.

            (j) All of the shares of the Common Stock issuable upon conversion of the Notes have been duly and validly authorized and, when issued in accordance with the terms of the Notes and the Indenture, will be duly and validly issued, fully paid and nonassessable and will conform to the descriptions thereof contained in the Registration Statement and the Prospectus. The shares of Common Stock issuable on conversion of the Notes have been reserved for issuance and no further approval or authority of the shareholders or the Board of Directors of the Company will be required for the issuance of such Common Stock.

            (k) No event has occurred nor has any circumstance arisen which, had the Notes already been issued on the date hereof, would constitute a Default or an Event of Default (as such terms are defined in the Indenture).

            (l) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing that will not in the aggregate have a Material Adverse Effect on the Company and the Bank taken as a whole. The Company is duly registered under the Savings and Loan Holding Company Act ("SLHCA") and the Georgia Bank Holding Company Act ("GBHCA"). Neither the Company nor the Bank is subject to any current formal arrangement or memorandum of understanding with, or cease and desist order by, any banking or similar agency.

            (m) The Bank has been duly organized and is validly existing as a federally-chartered stock savings bank under the laws of the United States. The Bank is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a Material Adverse Effect on the Bank. The Bank is a member in good standing of the Federal Home Loan Bank of Atlanta (the "FHLB of Atlanta"), and the Bank's deposit accounts are insured by the Federal Deposit Insurance Corporation (the "FDIC") to the fullest extent provided under applicable law. No proceeding for the termination or revocation of such insurance is pending or threatened.

            (n) Each of the Company and the Bank has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its respective properties and conduct its respective business as now being conducted and as described in the Registration Statement and the Prospectus, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus. All of the outstanding shares of capital stock of the Bank are duly and validly issued, fully paid and nonassessable and are owned by the Company free and clear of any liens, mortgages, pledges, charges, security interests, claims, encumbrances or other defects in title whatsoever, except as are disclosed in the Registration Statement and the Prospectus.

            (o) Neither the Company nor the Bank is in violation of its charter or by-laws, as the case may be, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material bond, debenture, note or other evidence of indebtedness or in any material indenture, mortgage, deed of trust, loan or credit agreement, lease, joint venture or other agreement or instrument to which either of the Company or the Bank is a party or by which any of its respective properties may be bound, or in violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court or governmental agency or body, the violation of which would have a Material Adverse Effect on the Company or the Bank.

            (p) There is no litigation or governmental proceeding to which either of the Company or the Bank is a party or to which any property of the Company or the Bank is subject or which is pending or, to the knowledge of the Company, contemplated against either the Company or the Bank that in each case is required to be described in the Prospectus but is not so described.

            (q) Neither the Company nor the Bank has taken, nor will take, directly or indirectly, any action designed to cause or result in, or that constitutes or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

            (r) The financial statements, including the notes thereto, and supporting schedules included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiary as of the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis; and any supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The selected consolidated financial data and the summary consolidated financial data included in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the Registration Statement and the Prospectus. No other financial statements are required by Form S-3 or otherwise to be included in the Registration Statement or the Prospectus other than those included therein.

            (s) Each of the Company and the Bank has filed all federal, state, local and foreign tax returns that are required to be filed and have paid all taxes shown thereon and all assessments received by either of them to the extent that such taxes have become due and are not being contested in good faith. Except as disclosed in the Registration Statement and the Prospectus, there is no tax deficiency that has been or might reasonably be expected to be asserted or threatened against the Company or the Bank.

            (t) Each of the Company and the Bank has good title in fee simple to all items of real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or the Bank, respectively. Any real property and buildings held under lease by either of the Company or the Bank is held under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or the Bank, respectively.

            (u) Each of the Company and the Bank owns or possesses adequate patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and other intellectual property (collectively, "Intellectual Property") necessary to carry on the business it now operates, and neither the Company nor the Bank has received any notice or is otherwise aware of (i) any claim, action or demand of any person in the United States or elsewhere or any proceeding in the United States or elsewhere, pending or threatened, that (A) challenges the ownership interests of the Company or the Bank in any of the Intellectual Property or (B) alleges that any product or service of the Company or the Bank infringes or misappropriates the Intellectual Property rights of others, which claim, action, demand or proceeding (including, without limitation, infringement, misappropriation and unfair competition), if the subject of any unfavorable decision, ruling or finding, or invalidity or inadequacy could reasonably be expected to have, in the aggregate with all other such claims, actions, demands and proceedings, a Material Adverse Effect on the Company or the Bank, respectively or (ii) any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the Company or the Bank.

            (v) No relationship, direct or indirect, exists between or among the Company or the Bank, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or the Bank, on the other hand, that is required by the Act to be described in the Registration Statement and the Prospectus that is not so described.

            (w) The Common Stock currently outstanding is listed on the Nasdaq National Market.

            (x) Except as described in the Prospectus, no holder of securities of the Company has any rights to the registration of securities of the Company as a result of the filing of the Registration Statement or otherwise in connection with the sale of the Notes contemplated hereby.

            (y) The Company is not, and upon consummation of the transactions contemplated hereby will not be, subject to registration as an "investment company" under the Investment Company Act of 1940, as amended.

            (z) There are no existing or, to the knowledge of the Company, threatened labor disputes with any employees of the Company or the Bank that are likely, in the aggregate, to have a Material Adverse Effect on either the Company or the Bank.

            (aa) Each of the Company and the Bank (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"); (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective business; and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals will not in the aggregate have a Material Adverse Effect on either the Company or the Bank.

            (bb) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by either of the Company or the Bank for employees or former employees of the Company or the Bank, respectively, has been maintained in compliance with its respective terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended, (the "Code"). No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan, excluding transactions effected pursuant to a statutory or administrative exemption. For each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency", as defined in Section 412 of the Code, has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan, as determined using reasonable actuarial assumptions.

            (cc) Each of the Company and the Bank maintains a system of internal accounting controls that, taken as a whole, are sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (dd) Each of the Company and the Bank maintains insurance of the types and in the amounts generally deemed adequate for its respective business, including, without limitation, insurance covering real and personal property owned or leased by it against theft, damage, destruction, acts of vandalism and all other material risks customarily insured against, all of which insurance is in full force and effect. Neither the Company nor the Bank has any reason to believe that it will not be able to renew existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its respective business.

            (ee) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

            (ff) The documents incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission under the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the Closing Date and the Additional Closing Date, if any, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (gg) The descriptions in the Registration Statement and the Prospectus of the contracts, leases and other legal documents therein described present fairly in all material respects the information required to be shown, and there are no contracts, leases or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required.

            (hh) The Company will comply with Rule 463 of the Regulations.

      2. Purchase, Sale and Delivery of the Notes.

            (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree to purchase from the Company, severally and not jointly, the principal amount of the Notes set forth opposite the respective names of the Underwriters in Schedule I hereto (plus any additional number of Notes that they may individually become obligated to purchase pursuant to the provisions of Section 9 hereof) at a purchase price equal to % of such principal amount, plus accrued interest, if any, from ________, 1999.

            (b) Payment of the purchase price for and delivery of the Notes shall be made at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, 40th Floor, New York

10104, or at such other place as shall be agreed upon by you at 10:00 A.M., New York City time, on the third Business Day (as permitted under Rule 15c6-1 under the Exchange Act) (unless postponed in accordance with the provisions of Section 9 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third Business Day (as permitted under Rule 15c6-1 under the Exchange Act) after the determination of the public offering price of the Notes), or such other time not later than ten Business Days after such date as shall be agreed upon by you and the Company (such time and date of payment and delivery being herein called the "Closing Date"). As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City. Payment shall be made by wire transfer in same day funds against delivery to you at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, 40th Floor, New York 10104 for the respective accounts of the Underwriters of certificates for the Notes to be purchased by them.

            (c) Neither the consummation of the transactions contemplated hereby nor the sale, issuance, execution or delivery of the Notes will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

            (d) In addition, the Company hereby grants to the Underwriters the option to purchase up to $15,000,000 in principal amount of Additional Notes, for the sole purpose of covering over-allotments in the sale of Firm Notes by the Underwriters, at the same purchase price to be paid by the Underwriters for the Firm Notes as set forth in Section 2(a). This option may be exercised at any time, or from time to time, in whole or in part, on or before the thirtieth day following the date of the Prospectus, by written notice by you to the Company. Such notice shall set forth the aggregate principal amount of the Additional Notes as to which the option is being exercised and the date and time, as reasonably determined by you, when the Additional Notes are to be delivered (such date and time herein referred to as the "Additional Closing Date"); provided, however, that an Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full Business Day after the date on which the option shall have been exercised nor later than the eighth full Business Day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). The principal amount of the Additional Notes to be sold to each Underwriter shall be that principal amount that bears the same ratio to the aggregate principal amount of Additional Notes being purchased as the principal amount of Firm Notes set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to the aggregate principal amount of Firm Notes, subject, however, to such adjustments to eliminate any fractional amounts as you in your sole discretion shall make.

            (e) At or prior to the Closing Date and any Additional Closing Date hereunder, the Company shall execute and deliver for authentication the Notes to be purchased and sold on such date and shall deposit such Notes with the Trustee or Custodian for Depository Trust Company ("DTC") for the account or accounts of participants in DTC purchasing beneficial interests therein in one or more certificates in global or definitive form in such denominations and registered in such names as the Underwriters request upon notice to the Company at least two business days prior to such date. Certificates evidencing the Notes shall be registered in the name of Cede & Co. as nominee for DTC and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date or applicable Additional Closing Date, as the case may be. The Company will permit you to inspect such certificates at the offices of Morrison & Foerster LLP at least one full business day prior to the Closing Date and each Additional Closing Date.

      3. Offering. Upon the Company's authorization of the release of the Firm Notes, the Underwriters propose to offer the Notes for sale to the public upon the terms set forth in the Prospectus.

      4. Covenants of the Company.

            (a) The Company covenants and agrees with the Underwriters that:

                  (i) If the Registration Statement has not yet been declared effective, the Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) or Rule 434 within the prescribed time period and will provide evidence satisfactory to you of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434.

      The Company will notify you immediately (and, if requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective; (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information; (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (v) of the receipt of any comments from the Commission; and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement, any filing under Rule 462(b) of the Regulations, or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b) or Rule 434 of the Regulations) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement or file any document under the Exchange Act if such document would be deemed to be incorporated by reference into the Prospectus to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

                  (ii) If at any time when a prospectus relating to the Notes is required to be delivered under the Act any event shall have occurred as a result of which the

      Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Regulations, or to file under the Exchange Act so as to comply therewith any document incorporated by reference in the Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) that will correct such statement or omission or that will effect such compliance and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

                  (iii) The Company will promptly deliver to you three signed copies of the Registration Statement, including exhibits and all documents incorporated by reference therein and all amendments thereto, and the Company will promptly deliver to each of the Underwriters such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, all amendments of and supplements to such documents, if any, and all documents incorporated by reference in the Registration Statement and Prospectus or any amendment thereof or supplement thereto, without exhibits, as you may reasonably request.

                  (iv) The Company will endeavor in good faith, in cooperation with you, at or prior to the time of effectiveness of the Registration Statement, to qualify the Notes for offering and sale under the securities laws relating to the offering or sale of the Notes of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

                  (v) The Company will make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to you as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement (in form complying with the provisions of Rule 158 of the Regulations) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

                  (vi) During a period of three years from the effective date of the Registration Statement, the Company will furnish to you copies of (A) all reports to its shareholders and (B) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange.

                  (vii) The Company will apply the proceeds from the sale of the Notes as set forth under "Use of Proceeds" in the Prospectus.

                  (viii) The Company will use its best efforts to cause the Common Stock issuable upon conversion of the Notes to maintain its status of being quoted on the Nasdaq National Market so long as any of the Notes or Common Stock are outstanding.

                  (ix) The Company, during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations thereunder.

                  (x) The Company is familiar with the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, and has in the past conducted its affairs, and will in the future conduct its affairs, in such a manner so as to ensure that the company was not and will not be an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (xi) The Company will not take, prior to the termination of the underwriting arrangement contemplated by this Agreement, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

                  (xii) The Company will use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to or after the Closing Date or any Additional Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Notes.

                  (xiii) During the period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Bear, Stearns & Co. Inc., directly or indirectly, issue, sell, offer or agree to sell, except pursuant to any stock option or incentive plan described in the Prospectus or the sale of the Shares, grant any option for the sale of, pledge, make any short sale, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act or otherwise dispose of or transfer, whether directly or indirectly, any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for Common Stock, except as provided in the prospectus relating to the sale of the Shares, and the Company will obtain the undertaking of each of its executive officers and directors and such of its shareholders as have been heretofore designated by you and listed in Schedule II attached hereto not to engage in any of the aforementioned transactions on their own behalf.

      5. Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), the underwriting documents (including this Agreement and the Master Agreement among Underwriters and the Master Selling Agreement) and all other documents related to the public offering of the Notes (including those supplied to the Underwriters in quantities as hereinabove stated); (ii) the issuance, transfer and delivery of the Notes to the Underwriters, including any transfer or other taxes payable thereon; (iii) the qualification of the Notes under state or foreign securities or Blue Sky laws, including the costs of printing and mailing any preliminary or final "Blue Sky Survey" and the fees of counsel for the Underwriters and such counsel's disbursements in relation thereto; (iv) filing fees of the Commission and the NASD; (v) the cost of printing the Notes; (vi) the costs and charges of the Trustee and DTC; (vii) the cost and charges of any transfer agent, registrar or fiscal paying agent; (viii) the fees and disbursements of the Company's accountants and the fees and expenses of counsel for the Company; (ix) all miscellaneous expenses referred to in Part II of the Registration Statement, (x) costs related to travel and lodging incurred by the Company and its representatives relating to meetings with and presentations to prospective purchasers of the Notes reasonably determined by the Underwriters to be necessary or desirable to effect the sale of the Notes; (xi) any fees charged by rating agencies for rating the Notes; and (xii) all other costs and expenses incident to the performance of the Company's obligations hereunder (including costs incurred in closing the purchase of the Additional Notes, if any) that are not otherwise specifically provided for in this Section 5.

      6. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Firm Notes and the Additional Notes, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6, "Closing Date" shall refer to the Closing Date for the Firm Notes and any Additional Closing Date, if different, for the Additional Notes), to the absence from any certificates, opinions, written statements or letters furnished to you or to Morrison & Foerster LLP ("Underwriters' Counsel") pursuant to this Section 6 of any material misstatement or omission, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

            (a) The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective not later than, if pricing pursuant to Rule 430A, 5:30 P.M., New York City time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by you; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., New York City time, on the date of this Agreement, if the Company shall have elected to rely upon Rule 430A or Rule 434 of the Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a)(i) hereof; and at or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

            (b) At the Closing Date, you shall have received the opinion of Powell, Goldstein, Frazer & Murphy LLP, counsel for the Company, dated the Closing Date, addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The

      Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a Material Adverse Effect on the Company and the Bank taken as a whole. The Company is duly registered under the SLHCA and the GBHCA. Neither the Company nor the Bank is subject to any current formal arrangement or memorandum of understanding with, or cease and desist order by, any banking or similar agency.

                  (ii) The Bank has been duly organized and is validly existing as a federally-chartered stock savings bank under the laws of the United States. The Bank is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a Material Adverse Effect on the Bank. The Bank is a member in good standing of the FHLB of Atlanta, the Bank's deposit accounts are insured by the FDIC and, to such counsel's knowledge, no proceeding for the termination or revocation of such insurance is pending or threatened.

                  (iii) Each of the Company and the Bank has all requisite corporate authority to own, lease and license its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus. All of the outstanding shares of capital stock of the Bank have been duly and validly issued, are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, shareholders' agreement, voting trust or other defect of title whatsoever except as described in the Registration Statement and the Prospectus, and none of such shares was issued in violation of or is now subject to any preemptive or similar rights.

                  (iv) The Company's authorized capital stock is accurately set forth in the Registration Statement and the Prospectus. All of the outstanding shares of capital stock of the Company are duly and validly authorized and issued, are fully paid and nonassessable, and none of such shares was issued in violation of or is now subject to any preemptive or similar rights. The Common Stock conforms as to legal matters in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. Other than the Bank, the Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation or any ownership interest in any partnership, joint venture or other association. All offers and sales of the Company's capital stock prior to the date hereof, thus excluding the Shares, were at all relevant times duly registered under the Act or were exempt from the registration requirements of the Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or Blue Sky laws, provided, however, that such counsel need not express any opinion with respect to the registration or availability of an exemption under applicable state securities or Blue Sky laws for shares of Common Stock issued pursuant to an underwritten public offering.

                  (v) The Common Stock issuable upon conversion of the Notes to be sold under this Agreement to the Underwriters is duly authorized for listing on the Nasdaq National Market.

                  (vi) This Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Underwriters, is a valid and binding agreement of the Company.

                  (vii) The Indenture has been duly and validly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent (A) enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or equity) and (B) the waiver contained in Section 4.8 of the Indenture may be deemed unenforceable. The Indenture conforms in all material respects to the descriptions thereof contained in the Prospectus and has been (or will have been) duly qualified under the Trust Indenture Act.

                  (viii) The Notes have been duly and validly authorized and executed by the Company and, when authenticated by the Trustee and issued, sold and delivered in accordance with this Agreement and the Indenture, will be duly and validly executed, authenticated, issued and delivered and will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except to the extent (A) enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or equity) and (B) the waiver contained in Section 4.8 of the Indenture may be deemed unenforceable. The Notes conform in all material respects to the descriptions thereof contained in the Prospectus.

                  (ix) All of the shares of the Common Stock issuable upon conversion of the Notes have been duly and validly authorized and, when issued in accordance with the terms of the Notes and the Indenture, will be duly and validly issued, fully paid and nonassessable and will conform in all material respects to the descriptions thereof contained in the Prospectus and the Registration Statement. The shares of Common Stock issuable on conversion of the Notes have been reserved for issuance and no further approval or authority of the shareholders or the Board of Directors of the Company will be required for such issuance of Common Stock.

                  (x) To such counsel's best knowledge, there is no litigation or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending or threatened against, or involving the respective properties or businesses of, the Company or the Bank which is of a character required to be disclosed in the Registration Statement and the Prospectus which has not been properly disclosed therein.

                  (xi) The execution, delivery, and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby by the Company do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, require approval or consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of either of the Company or the Bank pursuant to, any agreement, instrument, franchise, license or permit known to such counsel to which either of the Company or the Bank is a party or by which any of such persons or its respective properties or assets may be bound, except where such conflict, breach, default or other circumstance contemplated above would not have a Material Adverse Effect on the Company and the Bank taken as a whole; (B) violate or conflict with any provision of the charter or by-laws of either of the Company or the Bank; or (C) to the best knowledge of such counsel, violate any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over either of the Company or the Bank or any of its respective properties or assets, except where such violation would not have a Material Adverse Effect on the Company and the Bank taken as a whole. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental, or regulatory agency or body having jurisdiction over either of the Company or the Bank, or any of their respective properties or assets, is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Notes, except (1) such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws or by the NASD in connection with the purchase and distribution of the Notes by the Underwriters (as to which such counsel need express no opinion),
      (2) such as have been made or obtained under the Trust Indenture Act or the Act and (3) such as will not, if not obtained, have a Material Adverse Effect on the Company or the Bank or on the consummation of the transactions contemplated hereby.

                  (xii) The Company is not, and solely as a result of the consummation of the transactions contemplated hereby will not be, subject to registration as an "investment company" under the Investment Company Act of 1940, as amended.

                  (xiii) The Registration Statement and the Prospectus and any amendments thereof or supplements thereto (other than the financial statements and schedules and other financial data included or incorporated by reference therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Regulations. The documents filed under the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus or any amendment thereof or supplement thereto (other than the financial statements and schedules and other financial data included or incorporated by reference therein, as to which no opinion need be rendered) when they became effective or were filed with the

      Commission, as the case may be, complied as to form in all material respects with the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

                  (xiv) The Registration Statement is effective under the Act, all filings required by Rule 424(b) of the Regulations have been made and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof or supplement thereto has been issued and no proceedings therefor have been initiated or threatened by the Commission.

                  (xv) Except as disclosed in or specifically contemplated by the Registration Statement and the Prospectus, to such counsel's best knowledge, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, obligations, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company.

                  (xvi) The statements in the Registration Statement and the Prospectus under the captions "Prospectus Summary", "Business--Supervision and Regulation, --Legal Proceedings", "Management", "Description of the Notes", "Description of Capital Stock", "Legal Matters" and in Item 15 of
      Part II of the Registration Statement, insofar as such statements constitute a summary of the terms of the Notes and the Common Stock and legal matters, documents or proceedings referred to therein, fairly present in all material respects the information called for with respect to such terms, legal matters, documents or proceedings.

                  (xvii) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements and with any applicable requirements of the articles of incorporation or by-laws of the Company.

                  (xviii) Each of the Company and the Bank has good title in fee simple to all items of personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Registration Statement or the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or the Bank, respectively. Any real property and buildings held under lease by either of the Company or the Bank are held under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or the Bank, respectively.

                  (xix) Neither the consummation of the transactions contemplated hereby nor the sale, issuance, execution or delivery of the Notes will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

                  (xx) The descriptions in the Registration Statement and the Prospectus of the contracts, leases and other legal documents therein described present fairly in all material respects the information required to be shown and there are no contracts, leases or other documents known to such counsel of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required.

                  (xxi) To the knowledge of such counsel, except as described in the Prospectus, no holder of securities of the Company has any rights to the registration of securities of the Company as a result of the filing of the Registration Statement or the Prospectus or otherwise in connection with the sale of the Notes contemplated hereby.

      In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed and that no facts have come to the attention of such counsel that would lead such counsel to believe that either the Registration Statement at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) or Rule 434, if applicable), or any amendment thereof made prior to the Closing Date as of the date of such amendment, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial data included or incorporated by reference therein). Such counsel shall also state in its opinion that it has no reason to believe that any of the documents filed under the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus or any amendment thereof or supplement thereto (other than the financial statements and schedules and other financial data included or incorporated by reference therein, as to which no opinion need be rendered), when such documents became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or, in the case of other documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading.

            (c) All proceedings taken in connection with the sale of the Firm Notes and the Additional Notes as hereby contemplated shall be satisfactory in form and substance to you and to Underwriters' Counsel, and the Underwriters shall have received from said Underwriters' Counsel a favorable opinion, dated as of the Closing Date, with respect to the sale of the Notes, the Registration Statement and the Prospectus and such other related matters as you may reasonably require, and the Company shall have furnished to Underwriters' Counsel such documents as request for the purpose of enabling them to pass upon such matters.

            (d) At the Closing Date you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date, to the effect that (i) the conditions set forth in subsection (a) of this Section 6 have been satisfied; (ii) as of the date hereof and as of the Closing Date, the representations and warranties of the Company set forth in
Section 1 hereof are accurate; (iii) as of the Closing Date, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed; and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and the Bank have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any prospective material adverse change, or any development involving a material adverse change, in the business prospects, properties, operations, condition (financial or otherwise), or results of operations of the Company and the Bank taken as a whole, except in each case as described in or contemplated by the Prospectus.

            (e) At the time this Agreement is executed and at the Closing Date, you shall have received a letter from Deloitte & Touche LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance satisfactory to you, stating that they are independent certified public accountants with respect to the Company within the meaning of the Act and the Regulations and that the answer to Item 10 of the Registration Statement is correct insofar as it relates to them and that they have performed a review of the unaudited interim financial information of the Company for the three months ended March 31, 1999 and at March 31, 1999, in accordance with Statements on Auditing Standards No. 71 and stating in effect that:

                  (i) in their opinion, the audited consolidated financial statements and schedules of the Company included in and incorporated by reference in the Registration Statement and the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the applicable published rules and regulations of the Commission thereunder;

                  (ii) on the basis of procedures consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company and the Bank, their limited review (in accordance with standards established under Statement of Accounting Standards No. 71) of the unaudited financial information for the three-month period ended March 31, 1999 (and as at March 31, 1999), carrying out certain procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter, a reading of the minutes of meetings and consents of the shareholders and boards of directors of the Company and the Bank and the committees of such boards subsequent to March 31, 1999, inquiries of officers and other employees of the Company and the Bank who have responsibility for financial and accounting matters of the Company and the Bank with respect to transactions and events subsequent to March 31, 1999 to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) the unaudited consolidated financial statements and schedules of the Company presented in the Registration

      Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and, if applicable, the Exchange Act and the applicable published rules and regulations of the Commission thereunder or that such unaudited consolidated financial statements are not fairly presented in conformity with GAAP, except to the extent certain footnote disclosures have been omitted in accordance with applicable rules of the Commission under the Exchange Act, applied on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement and the Prospectus; (B) with respect to the period subsequent to March 31, 1999, there was, as of the date of the most recent available monthly consolidated financial statements of the Company and the Bank, and as of a specified date not more than five days prior to the date of such letter, any decrease in deposits, total assets or shareholders' equity of the Company, in each case as compared with the amounts shown in the March 31, 1999 balance sheet incorporated by reference in the Registration Statement and the Prospectus, except for increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; or (C) that during the period from March 31, 1999 to the date of the most recent available monthly consolidated financial statements of the Company and the Bank, and to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in net interest income, non-interest income or net income, except for decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; and

                  (iii) they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings and other financial information pertaining to the Company and its subsidiary set forth in the Registration Statement and the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages and information may be derived from the general accounting and financial records of the Company and the Bank or from schedules furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you set forth in such letter, and found them to be in agreement.

            (f) You shall have received from each person who is a director or executive officer of the Company and such shareholders as have been heretofore designated by you and listed in Schedule II hereto, an agreement to the effect that such person will not, without the prior written consent of Bear, Stearns & Co. Inc., directly or indirectly, sell, offer or agree to sell, grant any option for the sale of, pledge, make any short sale, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act or otherwise dispose of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for Common Stock (or securities which are convertible into, exercisable for or exchangeable for Common Stock) for a period of 90 days after the date of the Prospectus, except in connection with (A) the issuance of any shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, (B) transfers of shares of Common Stock to immediate family members or trusts for the benefit of such family members, provided such transferee enters into a similar lock-up agreement or (C) shares of Common Stock issued in connection with a merger, recapitalization or consolidation of the Company.

            (g) Prior to the Closing Date, the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

            (h) The Bank shall have guaranteed the obligations of the Company under this Agreement, in such form that is reasonably satisfactory to you.

      If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be cancelled by you on, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be cancelled by you on, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing or by telephone, facsimile, telex or telegraph, confirmed in writing.

      7. Indemnification.

            (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which it may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through Bear, Stearns & Co. Inc. expressly for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including under this Agreement.

            (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through Bear, Stearns & Co Inc. expressly for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Notes purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have, including under this Agreement. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Notes and in the third, eighth, ninth, tenth, eleventh and twelfth paragraphs (which twelfth paragraph is furnished on behalf of Kelton International Ltd. only) under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the Registration Statement or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

            (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement of such action (but the failure to so notify an indemnifying party shall not relieve it from any liability which it may otherwise have under this Section 7). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or
(iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or in addition to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. It is understood that the indemnifying party or parties shall not be liable for the reasonable fees, disbursements and other charges of more than one counsel (in addition to any local counsel) separate from their own counsel for all such indemnified party or parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, and which counsel, in the event that the indemnifying party is Bear Stearns & Co. Inc. shall be approved by Bear Stearns & Co. Inc., whose approval shall not be unreasonably withheld. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

      8. Contribution.

            (a) In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting, in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company (y) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Notes purchased by such

Underwriter hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8 and the preceding sentence, no Underwriter shall be required to contribute any amount in excess of the amount by which the aggregate principal amount of the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, each person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld. The Company hereby designates CT Corporation, whose address is 1633 Broadway, New York, New York, as its authorized agent, upon which process may be served in any action, suit or proceeding which may be instituted in any state or federal court in the State of New York by any Underwriter or person controlling an Underwriter asserting a claim for indemnification or contribution under or pursuant to Section 7 hereof or this
Section 8, and the Company shall accept the jurisdiction of such court in such action, and waives, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue together with any right to trial by jury. A copy of any such process shall be sent or given to the Company at the address for notices specified in Section 13 hereof.

            (b) The obligations of the Company under Sections 7 and 8 herein shall be in addition to any liability which the Company may otherwise have.

      9. Default by an Underwriter.

            (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Notes or Additional Notes hereunder, and if the Firm Notes or Additional Notes to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the aggregate principal amount of Firm Notes or Additional Notes, as the case may be, the Firm Notes or Additional Notes to which such default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective principal amount of Firm Notes set forth opposite their respective names in Schedule I hereto bear to the aggregate principal amount of Firm Notes set forth opposite the names of the non-defaulting Underwriters.

            (b) In the event that such default relates to more than 10% of the aggregate principal amount of Firm Notes or Additional Notes, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase the Firm Notes or Additional Notes to which such default relates on the terms contained herein. In the event that within five calendar days after such default you do not arrange for the purchase of the Firm Notes or Additional Notes to which such default relates as provided in this Section 9, this Agreement or, in the case of a default with respect to Additional Shares, the obligations of the Underwriters to purchase, and of the Company to sell, the Additional Notes shall thereupon terminate without liability on the part of the Company (except, in each case, as provided in Section 5, 7(a) and 8 hereof) or the Underwriters with respect thereto, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

            (c) In the event that the Firm Notes or Additional Notes to which such default relates are to be purchased by the non-defaulting Underwriters or are to be purchased by another party or parties as aforesaid, either you on the one hand or the Company on the other hand shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be, for a period not exceeding five Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Notes or Additional Notes, as the case may be.

      10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters and the Company contained in this Agreement, including the agreements contained in Section 5 hereof, the indemnity agreements contained in Section 7 hereof and the contribution agreements contained in Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, by or on behalf of the Company or any of its officers and directors or any controlling person thereof, and shall survive payment for the Notes by the Underwriters. The representations contained in Section 1 hereof and the agreements contained in Sections 5, 7, 8 and 11(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

      11. Effective Date of Agreement; Termination.

            (a) This Agreement shall become effective upon the later of (i) such time as you and the Company shall have received notification of the effectiveness of the Registration Statement and (ii) the execution of this Agreement. If either the coupon rate or the conversion rate has not been agreed upon prior to 5:00 P.M., New York City time, on the fifth full Business Day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company or the Underwriters, except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by you notifying the Company. Notwithstanding the foregoing, the provisions of this Section 11 and of Sections 1, 5, 7 and 8 hereof shall at all times be in full force and effect.

            (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Additional Notes at any time prior to the Additional Closing Date, as the case may be, if (i) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general; (ii) if trading on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market by the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market or by order of the Commission or any other governmental authority having jurisdiction; (iii) if a banking moratorium has been declared by a state or federal authority or if any new restriction materially adversely affecting the distribution of the Firm Notes or the Additional Notes has become effective; (iv) if any downgrading in the rating of the Company's debt securities or preferred stock by any "nationally recognized statistical rating-organization" (as defined for purposes of Rule 436(g) under the Act) has occurred; or (v) (A) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or
(B) if there has been a change in political, financial or economic conditions and the effect of any such event in (A) or (B), in your judgment, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Notes or the Additional Notes, as the case may be, on the terms contemplated by the Prospectus.

            (c) Any notice of termination pursuant to this Section 11 shall be by telephone, facsimile, telex or telegraph, confirmed in writing by letter.

            (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (other than pursuant to (i) notification by you as provided in Section 11(a) hereof or (ii) Section 9(b) or 11(b) hereof), or if the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company agrees to reimburse the Underwriters, subject to demand by you, for all out-of-pocket expenses (including the fees and expenses of their counsel) incurred by the Underwriters in connection herewith.

      12. Notice. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to any Underwriter, shall be mailed or delivered, or sent by facsimile, telex or telegraph and confirmed in writing by letter, to such Underwriter c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Amos Levy, Facsimile No. 212-272-9630; and if sent to the Company, shall be mailed or delivered, or sent by facsimile, telex or telegraph and confirmed in writing by letter, to the Company, 950 North Point Parkway, Suite 350, Alpharetta, Georgia 30005, Attention: Chief Executive Officer, Facsimile No. 770-343-9344.

      13. Agreements of Kelton International Ltd. Kelton International Ltd., one of the Underwriters, covenants and agrees with the other Underwriters and the
Company:

            (a) That it is a foreign broker-dealer with a principal place of business in the United Kingdom;

            (b) That it is not registered with the Commission as a broker-dealer;

            (c) That it is not a member of the NASD;

            (d) That it has agreed not to sell any of the Notes offered pursuant to the Registration Statement within the United States, its territories or possessions or to nationals or residents of the United States; and

            (e) That it will comply with certain rules of NASD Regulation, Inc. as if it were a member of the NASD.

      14. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 7 and 8 hereof, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision contained herein. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Notes from any of the Underwriters.

      15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, but without regard to principles of conflicts of law.

      16. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

      If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                    Very truly yours,

                                    NET.B@NK, INC.


                                    By:
                                       -----------------------------------
                                       Name:  D.R. Grimes
                                       Title: Vice Chairman and
                                              Chief Executive Officer

Accepted as of the date first above written:

BEAR, STEARNS & CO. INC.
BANCBOSTON ROBERTSON STEPHENS, INC.
RAYMOND JAMES & ASSOCIATES, INC.
KELTON INTERNATIONAL LTD.

By: Bear, Stearns & Co. Inc.


By:
    -----------------------------------
    Name:
    Title:

                                   SCHEDULE I

                                                       Principal Amount of Firm
Name of Underwriter                                     Notes to Be Purchased
-------------------                                     ---------------------

Bear, Stearns & Co. Inc.........................
BancBoston Robertson Stephens, Inc..............
Raymond James & Associates, Inc.................
Kelton International Ltd........................

                                       Total
                                                             -------------
                                                              $100,000,000
                                                             =============

                                   SCHEDULE II

               Names of Shareholders Subject to Lock-Up Agreement

Carolina First Corporation
Robert E. Bowers
Thomas L. Cable
Ward H. Clegg
D.R. Grimes
J. Stephen Heard
T. Stephen Johnson
Robin C. Kelton
Thomas H. Muller, Jr.
J. Joe Ricketts
Donald S. Shapleigh, Jr.
W. James Stokes
Jeffrey B. Watson
Mack I. Whittle, Jr.

                                LOCK-UP AGREEMENT
                         Convertible Subordinated Notes



BEAR, STEARNS & CO. INC.
BANCBOSTON ROBERTSON STEPHENS INC.
RAYMOND JAMES & ASSOCIATES, INC.
KELTON INTERNATIONAL LTD.
As Representatives
of the several Underwriters
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York  10167

Ladies and Gentlemen:

                  In consideration of the agreement of the several Underwriters, for which Bear, Stearns & Co. Inc., BancBoston Robertson Stephens Inc., Raymond James & Associates, Inc., and Kelton International Ltd. intend to act as Representatives to underwrite a proposed public offering (the "Offering") of Convertible Subordinated Notes Due 2004, of Net.B@nk, Inc., a corporation organized and existing under the laws of the State of Georgia (the "Company"), as contemplated by a registration statement filed with the Securities and Exchange Commission on Form S-3 (No. 333-77969) (the "Registration Statement"), the undersigned hereby agrees that the undersigned will not, directly or indirectly, during a period of 90 days from the date of the final prospectus for the Offering, without the prior written consent of Bear, Stearns & Co. Inc., directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, pledge, make any short sale, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of, any shares of the Company's Common Stock (or securities convertible into, exercisable for or exchangeable for Common Stock) of the Company or of any of its subsidiaries. The foregoing sentence shall not apply to (A) the issuance of any shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, (B) transfers of shares of Common Stock to immediate family members or trusts for the benefit of such family members, provided such transferee enters into a similar lock-up agreement or (C) shares of Common Stock issued in connection with a merger, recapitalization or consolidation of the Company.

                                  Very truly yours,



                                  By:
                                     ----------------------------------


                                  Print Name:
                                             --------------------------


                                  Date:
                                       --------------------------------